UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

CRYO CELL International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02

Other Events.

Hiring of Chief Scientific Officer.

     On June 7, 2012 Cryo-Cell International, Inc. (the “Company”) announced that it has hired, effective June 18, 2012, Linda Kelley, Ph.D. to serve as the Company’s Chief Scientific Officer. Dr. Kelley is an internationally recognized expert in the cellular therapy field. She joined the Company from the Dana-Farber Cancer Institute at Harvard where she was the director of the Connell O’Reilly Cell Manipulation Core Facility. Prior to that, she spent 17 years at the University of Utah where she was director of the Cell Therapy Facility. She established that state’s first umbilical cord blood collection program and was awarded a Center of Excellence in Cell Therapy and Regenerative Medicine for the State of Utah, which served as a cornerstone for a larger state initiative in Regenerative Medicine - the Utah Science & Technology Research Initiative. She completed her graduate and post-doctoral training in Immunology and Hematology at Vanderbilt University in Nashville, Tenn., where she served as assistant professor in the Dept. of Medicine. Dr. Kelley has served on multiple boards and committees that advise on scientific policy and establish standards and regulations for the cellular therapy field in the U.S. and abroad, often in leadership roles. She served on the Board of Directors of the Foundation for Accreditation of Cellular Therapy (FACT) and as Chair of its Standards Committee; Chair of the Cord Blood Standards Committee for the National Marrow Donor Program (NMDP); Chair of the Legal and Regulatory Affairs Committee of the International Society for Cell Therapy; reviewer for the AABB Annual Meeting Abstract Review Committee, and member of the Scientific Advisory Board of Duke Carolinas Cord Blood Bank. Dr. Kelley was one of 12 scientists selected by the Institute of Medicine of the National Academies of Science to advise Congress on how to allocate $80 million in funding to optimally structure a national cord blood stem cell program.

Stock Repurchase Plan.

     On June 6, 2012, the Board of Directors of the Company increased the number of shares of the Company’s outstanding common stock that management is authorized to repurchase to up to three million (3,000,000) shares. The repurchases must be effectuated through open market purchases, privately negotiated block trades, unsolicited negotiated transactions, and/or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission or in such other manner as will comply with the provisions of the Securities Exchange Act of 1934.

     On December 1, 2011, the Company had previously announced a repurchase plan of up to one million (1,000,000) shares of the Company’s outstanding common stock. At June 6, 2012, the Company had repurchased 679,582 shares under the repurchase plan.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses	Not Applicable.
Acquired.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits.	Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: June 7, 2012	By:	/s/ Jill M. Taymans

Jill M. Taymans
Vice President, Finance